Company Contact: Ron Ricciardi 570-457-3400	Investor Relations Contacts: Porter, LeVay & Rose, Inc. Linda Decker, VP - Investor Relations Cheryl Schneider- Editorial 212-564-4700

FIRSTFLIGHT ANNOUNCES FINANCIAL RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2008

Conference Call Scheduled for Thursday, November 20, 2008 at 11:00 am EST

ELMIRA/CORNING, NY, November 19, 2008 -- FirstFlight, Inc. (OTC BB: FFLT) a charter management and aviation services company, today announced its financial results for the three and nine months ended September 30, 2008.

Revenue for the three months ended September 30, 2008 was $10.1 million compared with revenue of $12.0 million for the three months ended September 30, 2007, a 15.5% decrease. The decrease in revenue was largely the result of weaker revenue performance from the Company’s charter segment, the largest of its three reporting segments, offset by increases in revenue from the Company’s FBO (Fixed Base Operations) and Maintenance revenue. General economic conditions led to decreased demand for charter travel, and thus, lower revenue in that business segment. The Company benefited from higher fuel costs and higher average retail prices in its FBO segment. Increased activity in its Maintenance segment resulted in another quarter of solid revenue increases for that business.

The breakdown of revenue for each of the Company’s segments for the three months ended September 30, 2008 compared with the three months ended September 30, 2007 follow:

•	Charter revenue was $7.2 million vs. $9.7 million, a decrease of 25.5%
•	FBO revenue was $1.9 million vs. $1.6 million, an increase of 21.9%
•	Maintenance revenue was $1.0 million, vs. $0.7 million, an increase of 39.7%

Gross profit margins for the three months ended September 30, 2008 improved to 19.4% compared with 16.9% for the prior year’s three-month period. Improvements to gross margins came from Charter and Maintenance, with Charter gross margin increasing to 18.1% this quarter, compared with 14.9% last year. Maintenance gross margin increased to 25.2% of segment revenue for the three months ended September 30, 2008 compared with 25.0 percent in the prior year’s period. FBO gross margins declined to 21.5% of segment revenue for the 2008 three month period compared with 25.9 percent in the prior year’s three-month period.

Costs associated with the Company’s previously announced acquisition of New World Jet Corporation impacted the performance of the charter segment. The acquisition, which closed on August 5, 2008, generated approximately $125,000 in revenue during the remainder of the quarter ended September 30, 2008 as management worked to introduce New World Jet aircraft into charter service. Infrastructure expenses directly associated with New World Jet represented approximately $300,000 during the same period.

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Certain other infrastructure expenses were also extended in the third quarter of 2008 to prepare the organization to handle a larger number of charter aircraft in multiple locations across the country. Included in these expenses were the Company’s newly formed West Coast Division, the introduction of a dedicated sales senior vice president, additional charter sales people, the inception of a division focused on the aircraft acquisition process, and the development of a larger, state-of-the-art, 24-hour/seven days-per-week operations and communications center.

Net loss for the three months ended September 30, 2008 was approximately $920,000, or $0.03 per share as compared to net income of approximately $180,000, or $0.00 per diluted share in the three months ended September 30, 2007. The costs associated with the New World Jet acquisition as well as the infrastructure items mentioned above are expected to deliver long-term value for the company, but created pressure on bottom-line performance in the three months ended September 30, 2008.

“Results for the third quarter were significantly short of our expectations,” stated John Dow, President and CEO of FirstFlight. “Reduced demand for charter services impacted the entire industry as general economic conditions worsened. With a large portion of our infrastructure committed to the charter segment, the lack of charter revenue translated to a gap in gross profit too large to overcome during the quarter. While we believe that our recently announced acquisition of New World Jet and the creation of our West Coast Division are key strategic initiatives, their respective costs were greater than the revenue they generated during this three-month period.

On the positive side, our FBO and Maintenance segments continued their solid year-over-year performance. We generally price our fuel products on a fixed dollar margin basis, and FBO fuel volume was strong once again. As the cost of fuel was higher during 2008 than in 2007, the corresponding customer price was higher as well. Increased volume at higher average prices combined to result in improved revenue for this segment. Our maintenance business continues to benefit from the positive effects of increased sales volume combined with new process and procedures implemented by management over the past several quarters. We also look forward to the benefits we expect to receive from our Downtown Manhattan Heliport operations, which became fully effective on November 1, 2008.”

“As the softening demand for charter service increases across the industry, we are actively assessing our entire infrastructure,” added Keith Bleier, Senior Vice President and Chief Financial Officer. We are mindful that the prevailing general economic conditions may require substantial actions to reduce our costs in order to return the Company to profitability. Management is addressing these issues, and we will announce our strategy and the steps we plan to take upon full review of the situation.”

Management Conference Call Information

The FirstFlight Inc. management team will host a conference call Thursday, November 20, 2008 at 11:00 a.m. EST to discuss the company’s financial results and achievements. Those who wish to participate in the conference call may telephone (888) 335-6674 from the U.S. or (973) 582-2845 for international callers, conference ID# 73522717 approximately 15 minutes before the call. A digital replay will be available approximately 2 hours after the completion of the call by telephone for two weeks and may be accessed by dialing (800) 642-1687, from the U.S., or (706) 645-9291, for international callers, conference ID# 73522717 or by logging on to FirstFlight’s website at www.fflt.com. You will be able to listen by either Windows Media or Real Player approximately 2½ hours after the completion of the call.

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About FirstFlight, Inc.

FirstFlight is an aviation services company. The Company’s operations are conducted in three core segments: aircraft charter management activities, fixed based operations (FBO), and aircraft maintenance. Charter management is the business of providing on-call passenger air transportation. FBO provides services such as fueling and hangaring for private/general aviation aircraft operators. The Company’s aircraft maintenance business is conducted at its FAA-certificated facilities. FirstFlight maintains a website located at www.fflt.com.

Forward-Looking Statement Disclaimer
This press release includes projections of future results and “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements that are included in this press release, other than statements of historical fact, are forward-looking statements. Although the management of FirstFlight believes that the expectations reflected in these forward-looking statements are reasonable, there are no assurances that such expectations will prove to have been correct. FirstFlight disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

-FINANCIAL TABLES TO FOLLOW -

Segment Performance
Revenue	Three Months Ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Charter	$7,214,776	$9,685,743	$28,341,457	$28,524,578
FBO	1,912,662	1,568,465	5,582,490	4,460,691
Maintenance	974,008	697,155	2,713,714	2,071,899
Total revenue	$10,101,446	$11,951,363	$36,637,661	$35,057,168

Operating Results	Three Months Ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Charter operating profit (loss)	$(602,123)	$464,342	$178,102	$1,117,556
FBO operating profit	125,893	53,256	359,838	126,179
Maintenance operating profit (loss)	(3,466)	(3,544)	92,722	(56,300)
Segment operating profit (loss)	(479,696)	514,054	630,662	1,187,435
Corporate expense	(428,190)	(367,561)	(1,414,598)	(1,144,884)
Total operating profit (loss)	(907,886)	146,493	(783,936)	42,551
Other income, net	(8,249)	29,503	(17,749)	119,315
Interest income	2,066	12,159	14,395	44,839
Interest expense	(5,517)	(8,077)	(17,527)	(22,837)
Net (loss) income	$(919,586)	$180,078	$(804,817)	$183,868

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30, 2008 (Unaudited)	December 31, 2007
CURRENT ASSETS
Cash and cash equivalents	$919,407	$2,400,152
Accounts receivable, net of allowance for
doubtful accounts of $34,000 and $26,721, respectively	5,047,346	5,226,006
Inventories	475,790	324,314
Prepaid expenses and other current assets	637,407	472,750
Total current assets	7,079,950	8,423,222

PROPERTY AND EQUIPMENT, net
of accumulated depreciation of $488,223 and $361,577, respectively	1,135,623	1,169,316

OTHER ASSETS
Deposits	38,128	36,800
Intangible assets - trade names	420,000	420,000
Other intangible assets, net of
accumulated amortization of $642,778 and $489,274, respectively	47,222	150,726
Goodwill	4,628,065	4,194,770
Total other assets	5,133,415	4,802,296
TOTAL ASSETS	$13,348,988	$14,394,834

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,021,479	$6,252,043
Customer deposits	172,864	532,397
Accrued expenses	662,339	551,074
Notes payable - current portion	125,502	126,663
Total current liabilities	6,982,184	7,462,177

LONG-TERM LIABILITIES
Notes payable - less current portion	185,211	296,788
Total liabilities	7,167,395	7,758,965

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; authorized 9,999,154;
none issued and outstanding	—	—
Common stock - $.001 par value; authorized 100,000,000;
37,182,987 shares issued, 36,582,987 shares outstanding	37,183	36,583
Contingent stock - New World Jet	423,000
Additional paid-in capital	19,175,701	18,825,760
Accumulated deficit	(13,031,291)	(12,226,474)
TOTAL STOCKHOLDERS' EQUITY	6,181,593	6,635,869

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,348,988	$14,394,834

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

REVENUE	$10,101,446	$11,951,363	$36,637,661	$35,057,168
COST OF SALES	8,139,501	9,928,437	30,107,012	29,518,846
GROSS PROFIT	1,961,945	2,022,926	6,530,649	5,538,322

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES	2,869,831	1,876,433	7,314,585	5,455,243

OPERATING INCOME (LOSS)	(907,886)	146,493	(783,936)	83,079

OTHER INCOME (EXPENSE)
OTHER INCOME (EXPENSE), net	(8,249)	29,503	(17,749)	78,787
INTEREST INCOME	2,066	12,159	14,395	44,839
INTEREST EXPENSE	(5,517)	(8,077)	(17,527)	(22,837)

TOTAL OTHER INCOME (EXPENSE)	(11,700)	33,585	(20,881)	100,789

NET INCOME (LOSS)	$(919,586)	$180,078	$(804,817)	$183,868
Basic and Diluted Net Income (Loss)
Per Common Share	$(0.03)	$0.00	$(0.02)	$0.01
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	36,582,987	36,582,987	36,582,987	36,586,086

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